Exhibit 99.1

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST REPORTS THIRD QUARTER 2007 RESULTS;
RAISES GUIDANCE ON STRONG FUNDAMENTALS
•	Diluted earnings per share $.84, +15.1% vs. year ago

•	Adjusted diluted earnings per share $.87, +13.0% vs. year ago (see table)

•	Total Moist Smokeless Tobacco net can volume +4.6% and Premium Moist Smokeless Tobacco net can volume +2.7% vs. year ago

•	Moist Smokeless Tobacco category +6.7% vs. year ago (26 weeks ended Sept. 8, 2007)

•	USSTC’s Moist Smokeless Tobacco category share continues to stabilize

•	Ste. Michelle Wine Estates net sales +18.3% and operating profit +34.1% vs. year ago

•	Total year 2007 diluted earnings per share target raised by $.06 to $3.27

•	Total year 2007 adjusted diluted earnings per share target raised by $.07 to $3.42 (see table)
STAMFORD, Conn., Oct. 25, 2007 – UST Inc. (NYSE: UST) today reported that the company delivered strong results in all aspects of its business for the third quarter 2007.
“UST’s strong third quarter financial results were driven by a combination of robust volume growth in moist smokeless tobacco and wine, Project Momentum cost savings and the benefit of share repurchases,” said Murray S. Kessler, president and chief executive officer. “These results demonstrate how the company is utilizing the various tools available to increase shareholder returns, while at the same time investing in its brands to accelerate profitable volume growth.”
Consolidated Results
For the third quarter ended Sept. 30, 2007, net sales increased 4.6 percent to $479.6 million, operating income increased 13.7 percent to $218.4 million, net earnings increased 13.1 percent to $133.6 million, and diluted earnings per share increased 15.1 percent to $.84 versus the prior year period.

Third quarter 2007 results included Project Momentum related restructuring charges, lease charges recorded in connection with the sale of the company’s headquarters, and a minor litigation charge related to a previously resolved antitrust action. These items totaled $7.7 million before income taxes, and adversely impacted diluted earnings per share by $.03.
Third quarter 2006 results included Project Momentum related restructuring charges of $17.5 million ($11.1 million net of tax), partially offset by $3.9 million of net income from discontinued operations related to the company’s previously disposed cigar operations. Combined, these items adversely impacted 2006 diluted earnings per share by $.04.
Adjusting for these items in each year, underlying third quarter 2007 operating income increased 7.9 percent to $226.1 million, net earnings increased 10.6 percent to $138.5 million and diluted earnings per share increased 13.0 percent to $.87, as indicated in the attached reconciliation table.
The 13.0 percent increase in third quarter 2007 adjusted diluted earnings per share was driven by moist smokeless tobacco net can volume growth, strong results for wine operations, favorable cost and spending comparisons due to Project Momentum, and a reduction in shares outstanding as a result of the company’s share repurchase program. During the quarter the company accelerated its investment in share repurchases, spending $130 million to acquire 2.6 million shares.
For the nine-month period ended Sept. 30, 2007, net sales increased 3.9 percent to $1,417.9 million, operating income increased 1.6 percent to $623.8 million, net earnings increased 3.4 percent to $381.1 million and diluted earnings per share increased 4.4 percent to $2.37.
The nine-month 2007 period included antitrust litigation settlement and restructuring charges, partially offset by a net gain on the sale of the company’s headquarters. These items adversely impacted diluted earnings per share by $.15.
The nine-month 2006 period included antitrust litigation settlement and restructuring charges, partially offset by income from discontinued operations related to the company’s previously disposed cigar business. These items adversely impacted 2006 diluted earnings per share by $.06.

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Adjusting for these items in each year, underlying nine-month 2007 operating income increased 4.2 percent to $659.8 million, net earnings increased 7.2 percent to $403.8 million and diluted earnings per share increased 8.2 percent to $2.52, as indicated in the attached reconciliation table.
For the nine-month 2007 period, the company repurchased 4.7 million shares at a cost of $250 million.
Smokeless Tobacco Segment
Third quarter 2007 net sales increased 1.8 percent to $384.1 million and operating profit increased 14.5 percent to $213.1 million versus the prior year period. As shown in the reconciliation table, adjusted operating profit increased 7.5 percent to $216.6 million and the adjusted operating profit margin increased 300 basis points to 56.4 percent. The margin improvement was driven by cost efficiencies resulting from Project Momentum, which more than offset increased spending in brand building marketing programs.
In the quarter, total moist smokeless tobacco net can volume increased 4.6 percent to 165.2 million, with premium increasing 2.7 percent to 139.0 million and price value increasing 16.3 percent to 26.2 million, versus the prior year period. The company attributes this strong growth to ongoing initiatives to grow the category by converting adult smokers to smokeless tobacco, investment in premium brand loyalty programs, and continued successful new product introductions.
U.S. Smokeless Tobacco Company’s Retail Account Data Share & Volume Tracking System (RAD-SVT), for the 26-week period ended Sept. 8, 2007, indicated continued strong category growth trends and USSTC’s category share continuing to stabilize. (See supplemental schedule for information about RAD-SVT data). Total category shipments increased 6.7 percent versus the year-ago period. USSTC total shipments increased 3.5 percent, and USSTC’s total share of 61.0 percent declined 1.9 percentage points versus the prior year period, but only 0.2 percentage points versus the previously reported 26-week period.

USSTC MST Category Share (26 weeks ended)
June 16, 2007	Sept. 8, 2007
61.2%	61.0%
USSTC’s premium brands grew 2.1 percent, outpacing the premium segment which grew 1.3 percent versus the prior year period. USSTC’s price value shipments increased 11.3 percent, while the total price value segment increased 14.5 percent.

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“We are pleased to report our fifth consecutive quarter of premium net can volume growth,” said Daniel W. Butler, president, U.S. Smokeless Tobacco Company. “With share trends improving in a strongly growing category, we believe the company is well positioned to deliver sustainable volume-driven earnings growth in the future.”
For the first nine months of 2007, net sales increased 0.7 percent to $1,150.5 million versus the prior year period. Total net can volume increased 3.1 percent to 490.2 million, with premium up 1.9 percent to 414.9 million and price value up 10.8 percent to 75.3 million. Operating profit decreased 15.0 percent to $507.8 million and adjusted operating profit increased 4.2 percent to $640.0 million.
Wine Segment
In the third quarter 2007, net sales for Ste. Michelle Wine Estates increased 18.3 percent to $82.3 million as total premium case volume increased 12.6 percent to 1.2 million. Strong growth was driven by core brands, especially Chateau Ste. Michelle, as well as by last year’s acquisition of Erath and the recent acquisition of Stag’s Leap Wine Cellars, which closed on September 11, 2007. The net sales growth, combined with improved product mix, led to a 34.1 percent increase in operating profit to $12.7 million.
“This quarter, Chateau Ste. Michelle was the fastest growing top 25 premium wine brand in the United States,” said Theodor P. Baseler, president, Ste. Michelle Wine Estates. “Solid performance by our core brands, combined with our recent acquisitions of Erath and Stag’s Leap Wine Cellars, drove strong growth and improved returns in our business.”
For the nine-month 2007 period, net sales increased 22.8 percent to $230.6 million on a 15.4 percent increase in premium case volume versus the corresponding 2006 period. Operating profit advanced 28.1 percent to $35.1 million.
Outlook
As a result of the strength in third quarter 2007 results, the company is increasing its targeted 2007 GAAP diluted earnings per share guidance by $.06 to $3.27, with a range of $3.25 to $3.29. On an adjusted non-GAAP basis, the diluted earnings per share target has been raised by $.07 to $3.42, with a range of $3.40 to $3.44.

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Consolidated diluted E.P.S.

	Full Year
	2007	2006	%
	Estimate	Actual	Change
GAAP diluted E.P.S.	$3.27	$3.12	4.8
Income from discontinued operations, net	—	(.02)	—

GAAP diluted E.P.S. from continuing operations	$3.27	$3.10	5.5

Other items (net of taxes):
Antitrust litigation	.50	.01	—
Restructuring charges	.04	.08	—
Impact of sale of corporate headquarters, net	(.39)	—	—

Adj. non-GAAP diluted E.P.S.	$3.42	$3.19	7.2
Over the long-term, the company’s goal is to provide an average annual shareholder return of 10 percent, including diluted earnings per share growth and a strong dividend. Strong fundamentals in both the Smokeless Tobacco and Wine segments, coupled with the Project Momentum cost savings initiative, provide confidence that this goal can be achieved, while at the same time allowing for investment to continue to enhance the company’s competitiveness in a vibrant and growing smokeless tobacco category.
A conference call is scheduled for 9 a.m. Eastern Time today to discuss these results. To listen to the call, please visit www.ustinc.com. A 14-day playback is available by calling (888) 286-8010 or (617) 801-6888, code #30437544 or by visiting the website.
UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 15 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as distributes and markets Antinori products in the United States.
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2006. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
(CONSOLIDATED UNAUDITED RESULTS ARE ATTACHED)
# # #

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Third Quarter
	2007	2006	% Change
Net sales	$479,612	$458,649	+ 4.6

Costs and expenses
Cost of products sold	126,469	115,855	+ 9.2
Selling, advertising and administrative	129,916	133,186	- 2.5
Restructuring charges	1,677	17,495	—
Antitrust litigation	3,158	—	—

Total costs and expenses	261,220	266,536	- 2.0

Operating income	218,392	192,113	+ 13.7
Interest, net	9,308	9,955	- 6.5

Earnings from continuing operations before income taxes	209,084	182,158	+ 14.8
Income tax expense	75,484	67,963	+ 11.1

Earnings from continuing operations	133,600	114,195	+ 17.0
Income from discontinued operations, including income tax effect	—	3,890	—

Net earnings	$133,600	$118,085	+ 13.1

Net earnings per basic share:
Earnings from continuing operations	$.85	$.71	+ 19.7
Income from discontinued operations	—	.03	—

Net earnings per basic share	$.85	$.74	+ 14.9

Net earnings per diluted share:
Earnings from continuing operations	$.84	$.71	+ 18.3
Income from discontinued operations	—	.02	—

Net earnings per diluted share	$.84	$.73	+ 15.1

Dividends per share	$.60	$.57	+ 5.3

Average number of shares:
Basic	157,666	160,440
Diluted	158,951	162,187

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Nine months ended Sept. 30,
	2007	2006	% Change
Net sales	$1,417,884	$1,365,190	+ 3.9

Costs and expenses
Cost of products sold	368,971	332,479	+ 11.0
Selling, advertising and administrative	395,875	399,796	- 1.0
Restructuring charges	9,105	17,495	- 48.0
Antitrust litigation	125,258	1,350	—

Total costs and expenses	899,209	751,120	+ 19.7
Gain on sale of corporate headquarters	105,143	—	—

Operating income	623,818	614,070	+ 1.6
Interest, net	27,438	32,218	- 14.8

Earnings from continuing operations before income taxes	596,380	581,852	+ 2.5
Income tax expense	215,296	217,089	- 0.8

Earnings from continuing operations	381,084	364,763	+ 4.5
Income from discontinued operations, including income tax effect	—	3,890	—

Net earnings	$381,084	$368,653	+ 3.4

Net earnings per basic share:
Earnings from continuing operations	$2.40	$2.27	+ 5.7
Income from discontinued operations	—	.02	—

Net earnings per basic share	$2.40	$2.29	+ 4.8

Net earnings per diluted share:
Earnings from continuing operations	$2.37	$2.25	+ 5.3
Income from discontinued operations	—	.02	—

Net earnings per diluted share	$2.37	$2.27	+ 4.4

Dividends per share	$1.80	$1.71	+ 5.3

Average number of shares:
Basic	159,056	160,940
Diluted	160,536	162,355

UST
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in thousands)

	Sept. 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,657	$254,393
Short-term investments	10,000	20,000
Accounts receivable	67,952	52,501
Inventories:
Leaf tobacco	164,500	201,035
Products in process	220,418	233,741
Finished goods	186,030	145,820
Other materials and supplies	22,702	20,662

Total inventories	593,650	601,258
Deferred income taxes	23,708	11,370
Income taxes receivable	6,866	—
Assets held for sale	—	31,452
Prepaid expenses and other current assets	31,201	27,136

Total current assets	859,034	998,110
Property, plant and equipment, net	486,955	389,810
Deferred income taxes	40,469	26,239
Goodwill	34,499	6,547
Intangible assets	56,907	4,723
Other assets	14,381	14,919

Total assets	$1,492,245	$1,440,348

Liabilities and Stockholders’ (deficit) equity:
Current liabilities:
Accounts payable and accrued expenses	$237,157	$268,254
Income taxes payable	—	18,896
Litigation liability	132,524	12,927

Total current liabilities	369,681	300,077
Long-term debt	840,000	840,000
Postretirement benefits other than pensions	91,098	86,413
Pensions	154,952	142,424
Income taxes payable	37,728	—
Other liabilities	12,801	5,608

Total liabilities	1,506,260	1,374,522

Contingencies
Minority interest and put arrangement	27,592	—

Stockholders’ (deficit) equity:
Capital stock(1)	105,510	104,956
Additional paid-in capital	1,085,634	1,036,237
Retained earnings	726,493	635,272
Accumulated other comprehensive loss	(55,462)	(56,871)

	1,862,175	1,719,594
Less treasury stock — 54,037,765 shares in 2007 and 49,319,673 shares in 2006	1,903,782	1,653,768

Total stockholders’ (deficit) equity	(41,607)	65,826

Total liabilities and stockholders’ (deficit) equity	$1,492,245	$1,440,348

(1)	Common Stock par value $.50 per share: Authorized — 600 million shares; issued — 211,020,196 shares in 2007 and 209,912,510 shares in 2006. Preferred Stock par value $.10 per share: Authorized — 10 million shares; Issued — None.

UST
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended Sept. 30,
	2007	2006
Operating Activities:
Net earnings	$381,084	$368,653
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	33,362	33,722
Share-based compensation expense	9,575	7,610
Excess tax benefits from share-based compensation	(7,520)	(6,559)
Gain on sale of corporate headquarters building	(105,143)	—
Gain on disposition of property, plant and equipment	(474)	(1,915)
Amortization of imputed rent on corporate headquarters building	6,740	—
Deferred income taxes	(12,024)	(9,513)
Changes in operating assets and liabilities:
Accounts receivable	(9,856)	4,364
Inventories	41,914	45,594
Prepaid expenses and other assets	(2,122)	12,618
Accounts payable, accrued expenses, pensions and other liabilities	(15,650)	(26,407)
Income taxes	3,802	3,628
Litigation liability	119,597	(918)

Net cash provided by operating activities	443,285	430,877

Investing Activities:
Short-term investments, net	10,000	(10,000)
Purchases of property, plant and equipment	(51,504)	(25,177)
Proceeds from dispositions of property, plant and equipment	130,701	6,157
Acquisition of business	(155,202)	(10,578)
Loan to minority interest holder	(27,096)	—
Minority interest holder loan payment	27,096	—
Investment in joint venture	(322)	(2,921)

Net cash used in investing activities	(66,327)	(42,519)

Financing Activities:
Repayment of debt	(7,095)	—
Proceeds from the issuance of stock	30,517	53,792
Excess tax benefits from share-based compensation	7,520	6,559
Dividends paid	(286,622)	(275,871)
Stock repurchased	(250,014)	(150,034)

Net cash used in financing activities	(505,694)	(365,554)

(Decrease)/increase in cash and cash equivalents	(128,736)	22,804
Cash and cash equivalents at beginning of year	254,393	202,025

Cash and cash equivalents at end of period	$125,657	$224,829

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
The adjusted non-GAAP financial measures used in this press release exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative and antitrust litigation charges. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. For the full year, the net impact of these two items will result in $.39 per diluted share. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided on the following pages.

Third Quarter
Consolidated Operating Income

	Third Quarter
	2007	2006	% Change
GAAP operating income	$218,392	$192,113	13.7

Other items:
Antitrust litigation	3,158	—	—
Restructuring charges	1,677	17,495	—
Impact of sale of corporate headquarters, net	2,889	—	—

Adj. non-GAAP operating income	$226,116	$209,608	7.9
Consolidated Net Earnings

	Third Quarter
	2007	2006	% Change
GAAP net earnings	$133,600	$118,085	13.1
Income from discontinued operations	—	(3,890)	—

GAAP net earnings from continuing operations	133,600	114,195	17.0

Other items (net of taxes):
Antitrust litigation	2,018	—	—
Restructuring charges	1,072	11,092	—
Impact of sale of corporate headquarters, net	1,835	—	—

Adj. non-GAAP net earnings	$138,525	$125,287	10.6
Consolidated diluted E.P.S.

	Third Quarter
	2007	2006	% Change
GAAP diluted E.P.S.	$.84	$.73	15.1
Income from discontinued operations	—	(.02)	—

GAAP diluted E.P.S. from continuing operations	.84	.71	18.3

Other items (net of taxes):
Antitrust litigation	.01	—	—
Restructuring charges	.01	.06	—
Impact of sale of corporate headquarters, net	.01	—	—

Adj. non-GAAP diluted E.P.S.	$.87	$.77	13.0
Smokeless Tobacco Segment Operating Profit

	Third Quarter
	2007	2006	% Change
GAAP operating profit	$213,073	$186,153	14.5

Other items:
Antitrust litigation	3,158	—	—
Restructuring charges	403	15,445	—

Adj. non-GAAP operating profit	$216,634	$201,598	7.5

Nine Months
Consolidated Operating Income

	Nine months ended Sept. 30,
	2007	2006	% Change
GAAP operating income	$623,818	$614,070	1.6

Other items:
Antitrust litigation	125,258	1,350	—
Restructuring charges	9,105	17,495	-48.0
Impact of sale of corporate headquarters, net	(98,403)	—	—

Adj. non-GAAP operating income	$659,778	$632,915	4.2
Consolidated Net Earnings

	Nine months ended Sept. 30,
	2007	2006	% Change
GAAP net earnings	$381,084	$368,653	3.4
Income from discontinued operations	—	(3,890)	—

GAAP net earnings from continuing operations	381,084	364,763	4.5

Other items (net of taxes):
Antitrust litigation	79,770	846	—
Restructuring charges	5,818	11,092	-47.5
Impact of sale of corporate headquarters, net	(62,890)	—	—

Adj. non-GAAP net earnings	$403,782	$376,701	7.2
Consolidated diluted E.P.S.

	Nine months ended Sept. 30,
	2007	2006	% Change
GAAP diluted E.P.S.	$2.37	$2.27	4.4
Income from discontinued operations	—	(.02)	—

GAAP diluted E.P.S. from continuing operations	2.37	2.25	5.3

Other items (net of taxes):
Antitrust litigation	.50	.01	—
Restructuring charges	.04	.07	-42.9
Impact of sale of corporate headquarters, net	(.39)	—	—

Adj. non-GAAP diluted E.P.S.	$2.52	$2.33	8.2
Smokeless Tobacco Segment Operating Profit

	Nine months ended Sept. 30,
	2007	2006	% Change
GAAP operating profit	$507,821	$597,295	-15.0

Other items:
Antitrust litigation	125,258	1,350	—
Restructuring charges	6,889	15,445	-55.4

Adj. non-GAAP operating profit	$639,968	$614,090	4.2

UST
SUPPLEMENTAL SCHEDULE
(Unaudited)

	Third Quarter			Nine months ended Sept. 30,
	2007	2006	% Chg.	2007	2006	% Chg.
Smokeless Tobacco
Net Sales (mil)	$384.1	$377.3	+1.8	$1,150.5	$1,142.6	+0.7
Adj. Non-GAAP Oper. Profit (mil)	$216.6	$201.6	+7.5	$640.0	$614.1	+4.2

MST Net Can Sales
Premium (mil)	139.0	135.4	+2.7	414.9	407.4	+1.9
Price Value (mil)	26.2	22.5	+16.3	75.3	67.9	+10.8
Total (mil)	165.2	157.9	+4.6	490.2	475.3	+3.1

	Volume %		Point
MST Share Data	Chg. vs.		Chg. vs.
RAD-SVT 26 wks ended 9/8/07(1)	YAGO	Share	YAGO
Total Category	+6.7%
Total Premium Segment	+1.3%	56.1%	-3.0 pts
Total Value Segments	+14.5%	43.8%	+3.0 pts

USSTC Share of Total Category	+ 3.5%	61.0%	-1.9 pts
USSTC Share of Premium Segment	+2.1%	91.1%	+0.7 pts
USSTC Share of Value Segments	+11.3%	22.7%	-0.6 pts

(1)	RAD-SVT — Retail Account Data Share & Volume Tracking System. RAD-SVT information is being provided as an indication of current domestic moist smokeless tobacco industry trends from wholesale to retail and is not intended as a basis for measuring the company’s financial performance. This information can vary significantly from the company’s actual results due to the fact that the company reports net shipments to wholesale, while RAD-SVT measures shipments from wholesale to retail, the difference in time periods measured, as well as new product introductions and promotions.

	Third Quarter			Nine months ended Sept. 30,
	2007	2006	% Chg.	2007	2006	% Chg.
Wine
Net Sales (mil)	$82.3	$69.5	+18.3	$230.6	$187.8	+22.8
Operating Profit (mil)	$12.7	$9.4	+34.1	$35.1	$27.4	+28.1
Premium Case Sales (thou)	1,224	1,087	+12.6	3,541	3,068	+15.4

Other
Net Sales (mil)	$13.3	$11.9	+11.8	$36.8	$34.7	+6.0
Operating Profit (mil)	$4.2	$4.3	-3.3	$13.1	$12.0	+9.9